Exhibit 99.1

Company Contacts: Scott Settersten Chief Financial Officer (630) 410-4807

Laurel Lefebvre
Vice President, Investor Relations
(630) 410-5230

Media Contact:
DKC
Juliet Horn
(212) 981-5221

ULTA BEAUTY ANNOUNCES FOURTH QUARTER 2013 RESULTS

Total Sales Increased 14.4% or 23.3% Excluding the 53rd Week of Fiscal 2012

Comparable Sales Increased 9.2%

Diluted EPS Increased 9.0% to $1.09 or 14.7% Excluding the 53rd Week of Fiscal 2012

Bolingbrook, IL – March 13, 2014 – Ulta Beauty [NASDAQ:ULTA] today announced financial results for the thirteen week period (“Fourth Quarter”) and fifty-two week period (“Fiscal Year”) ended February 1, 2014, which compares to the fourteen and fifty-three week periods ended February 2, 2013.

“Ulta Beauty achieved excellent top line growth in the fourth quarter,” said Mary Dillon, Chief Executive Officer. “We delivered earnings growth consistent with our expectations and made significant progress with our key growth strategies. I am very proud of the team’s accomplishments during 2013, including the completion of the most ambitious store opening program in our company’s history; the addition of 25 significant new brands contributing to 7.9% annual comparable store sales growth; exciting growth in our loyalty program, now 13 million members strong; and rapid growth in Ulta.com driven by major steps forward in our e-commerce platform and fulfillment capabilities.”

For the Fourth Quarter:

•	Net sales increased 14.4% to $868.1 million from $758.8 million in the fourth quarter of fiscal 2012. Excluding the sales for the 53rd week of fiscal 2012 of approximately $55 million, sales increased 23.3%;

•	Comparable sales (sales for stores open at least 14 months and e-commerce sales) increased 9.2% compared to an increase of 8.6% in the fourth quarter of fiscal 2012. This comparable sales performance benefited by approximately 200 basis points due to the negative impact of Super Storm Sandy and the timing impact of the 53rd week of fiscal 2012.

•	E-commerce comparable sales grew 82.5%, representing 260 basis points of the total company comparable sales increase of 9.2%;

•	Gross profit decreased 40 basis points to 33.8% from 34.2% in the fourth quarter of fiscal 2012;

•	Selling, general and administrative (SG&A) expense as a percentage of net sales increased 20 basis points to 20.5% compared to 20.3% in the fourth quarter of 2012;

•	Preopening expenses decreased to $1.8 million, compared to $1.9 million in the fourth quarter of fiscal 2012. Real estate activity in the fourth quarter of fiscal 2013 included 11 new stores compared to 13 new stores and one remodel in the fourth quarter of fiscal 2012;

•	Operating income increased 10.0% to $114.1 million, or 13.1% of net sales, compared to $103.8 million, or 13.7% of net sales, in the fourth quarter of fiscal 2012;

•	Net income increased 9.5% to $70.7 million compared to $64.5 million in the fourth quarter of fiscal 2012;

•	Income per diluted share increased 9.0% to $1.09 compared to $1.00 in the fourth quarter of fiscal 2012. Excluding the approximately $0.05 earnings per share benefit of the 53rd week in fiscal 2012, income per dilutive share increased 14.7%.

For the Fiscal Year 2013:

•	Net sales increased 20.3% to $2,670.6 million from $2,220.3 million in fiscal 2012. Excluding the sales for the 53rd week in fiscal 2012 of approximately $55 million, sales increased 23.3%;

•	Comparable sales (sales for stores open at least 14 months and e-commerce sales) increased 7.9% compared to an increase of 9.3% in fiscal 2012;

•	E-commerce comparable sales grew 76.6%, representing 180 basis points of the total company comparable sales increase of 7.9%;

•	Gross profit decreased 10 basis points to 35.2% compared to 35.3% in fiscal 2012;

•	SG&A expense as a percentage of net sales increased 30 basis points to 22.3% compared to 22.0% in fiscal 2012;

•	Pre-opening expense increased to $17.3 million compared to $14.8 million in fiscal 2012. Real estate activity for fiscal 2013 included 127 new stores, 4 relocations and 7 remodels compared to 102 new stores, 3 relocations and 21 remodels in fiscal 2012;

•	Operating income increased 17.0% to $327.6 million, or 12.3% of net sales, compared to $280.0 million, or 12.6% of net sales, in fiscal 2012;

•	Net income increased 17.6% to $202.8 million compared to $172.5 million in fiscal 2012;

•	Income per diluted share increased 17.5% to $3.15 compared to $2.68 in fiscal 2012. Non-GAAP income per diluted share adjusted for severance expense in the third quarter of fiscal 2013 and the impact of the 53rd week in fiscal 2012 increased 20.2%. A reconciliation of GAAP and Non-GAAP results is presented in Exhibit 5.

Balance Sheet and Cash Flow

Merchandise inventories at the end of the fourth quarter of fiscal 2013 totaled $457.9 million, compared to $361.1 million at the end of the fourth quarter of fiscal 2012, representing an increase of $96.8 million. Average inventory per store increased 3.3% for the fourth quarter of fiscal 2013 compared to the fourth quarter of fiscal 2012.

Store Expansion

During the fourth quarter, the Company opened 11 stores located in Capitola, CA; Eureka, CA; Glendale, WI; Irvine, CA; Lafayette, LA; Lakeland, FL; Longview, WA; Manassas, VA; Meriden, CT; Orlando, FL and San Rafael, CA. The Company ended the fourth quarter with 675 stores and square footage of 7,158,286, which represents a 22% increase in square footage compared to the fourth quarter of fiscal 2012.

Outlook

For fiscal 2014, the Company plans to:

•	achieve comparable sales growth of approximately 4% to 6%, including the impact of the e-commerce business;

•	expand square footage by 15% with the opening of 100 net new stores;

•	increase total sales in the mid-teens percentage range;

•	remodel 12 locations;

•	deliver earnings per share growth in the mid-teens percentage range, including incremental investments representing approximately $0.10 of earnings per share to fund brand awareness and guest experience initiatives, and excluding any potential accretion from share repurchases;

•	incur capital expenditures of approximately $265 million in fiscal 2014, compared to $226 million in fiscal 2013; and

•	generate free cash flow in excess of $100 million.

For the first quarter of fiscal 2014, the Company currently expects net sales in the range of $693 million to $704 million, compared to actual net sales of $582.7 million in the first quarter of fiscal 2013. Comparable sales for the first quarter of 2014, including e-commerce sales, are expected to increase 5% to 7%. The Company reported a comparable sales increase of 6.7% in the first quarter of 2013.

Income per diluted share for the first quarter of fiscal 2014 is estimated to be in the range of $0.70 to $0.75. This compares to income per diluted share for the first quarter of fiscal 2013 of $0.65.

“From a position of strength, we are making important investments to support the long-term growth and success of Ulta Beauty,” said Mary Dillon. “We are building the right supply chain and systems to support 1,200 stores and a much larger e-commerce business, we are developing our customer loyalty programs and CRM capabilities, we are investing in brand awareness to drive new customer acquisition, and we are working to deliver a differentiated customer experience. All of these initiatives are designed to drive sustainable growth and create shareholder value.”

Conference Call Information

A conference call to discuss fourth quarter results is scheduled for today, March 13, 2014, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003. The conference call will also be web-cast live at http://ir.ulta.com and remain available for 90 days. A replay of this call will be available until 11:59 p.m. (ET) on March 27, 2014 and can be accessed by dialing (877) 870-5176 and entering conference ID number 13577241.

About Ulta Beauty

Ulta Beauty is the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. Ulta Beauty provides affordable indulgence to its customers by combining unmatched product breadth, value and convenience with the distinctive environment and experience of a specialty retailer. Ulta Beauty offers a unique combination of over 20,000 prestige and mass beauty products across the categories of cosmetics, fragrance, hair care, skincare, bath and body products and salon styling tools, as well as salon hair care products. Ulta Beauty also offers a full-service salon in all of its stores. As of February 1, 2014, Ulta operates 675 retail stores across 46 states and also distributes its products through the Company’s website: www.ulta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales; our ability to attract and retain key executive personnel; our ability to successfully execute and implement our common stock repurchase program; our ability to sustain our growth plans and successfully develop and implement our long-range financial and strategic plan; and other risk factors detailed in our public filings with the Securities and Exchange Commission (SEC), including risk factors contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1

Ulta Salon, Cosmetics & Fragrance, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	13 Weeks Ended		14 Weeks Ended
	February 1, 2014		February 2, 2013
	(Unaudited)		(Unaudited)
Net sales	$868,082	100.0%	$758,835	100.0%
Cost of sales	574,521	66.2%	499,191	65.8%

Gross profit	293,561	33.8%	259,644	34.2%

Selling, general and administrative expense	177,636	20.5%	153,963	20.3%
Pre-opening expenses	1,787	0.2%	1,915	0.3%

Operating income	114,138	13.1%	103,766	13.7%
Interest (income) expense	(69)	0.0%	21	0.0%

Income before income taxes	114,207	13.2%	103,745	13.7%
Income tax expense	43,525	5.0%	39,213	5.2%

Net income	$70,682	8.1%	$64,532	8.5%

Net income per common share:
Basic	$1.10		$1.01
Diluted	$1.09		$1.00

Weighted average common shares outstanding:
Basic	64,232		63,901
Diluted	64,607		64,675

Exhibit 2

Ulta Salon, Cosmetics & Fragrance, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	52 Weeks Ended		53 Weeks Ended
	February 1, 2014		February 2, 2013
	(Unaudited)
Net sales	$2,670,573	100.0%	$2,220,256	100.0%
Cost of sales	1,729,325	64.8%	1,436,582	64.7%

Gross profit	941,248	35.2%	783,674	35.3%

Selling, general and administrative expense	596,390	22.3%	488,880	22.0%
Pre-opening expenses	17,270	0.6%	14,816	0.7%

Operating income	327,588	12.3%	279,978	12.6%
Interest (income) expense	(118)	0.0%	185	0.0%

Income before income taxes	327,706	12.3%	279,793	12.6%
Income tax expense	124,857	4.7%	107,244	4.8%

Net income	$202,849	7.6%	$172,549	7.8%

Net income per common share:
Basic	$3.17		$2.73
Diluted	$3.15		$2.68

Weighted average common shares outstanding:
Basic	63,992		63,250
Diluted	64,461		64,396

Dividends declared per common share	$—		$1.00

Exhibit 3

Ulta Salon, Cosmetics & Fragrance, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	February 1, 2014	February 2, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$419,476	$320,475
Receivables, net	47,049	41,515
Merchandise inventories, net	457,933	361,125
Prepaid expenses and other current assets	55,993	50,452
Deferred income taxes	22,246	15,757

Total current assets	1,002,697	789,324

Property and equipment, net	595,736	483,059
Deferred compensation plan assets	4,294	2,866

Total assets	$1,602,727	$1,275,249

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$148,282	$118,886
Accrued liabilities	103,180	92,127
Accrued income taxes	15,349	10,054

Total current liabilities	266,811	221,067

Deferred rent	261,630	208,003
Deferred income taxes	66,718	56,361
Other long-term liabilities	4,474	2,876

Total liabilities	599,633	488,307

Commitments and contingencies

Total stockholders’ equity	1,003,094	786,942

Total liabilities and stockholders’ equity	$1,602,727	$1,275,249

Exhibit 4

Ulta Salon, Cosmetics & Fragrance, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013
	(Unaudited)
Operating activities
Net income	$202,849	$172,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,283	88,233
Deferred income taxes	3,868	8,673
Non-cash stock compensation charges	16,003	13,375
Excess tax benefits from stock-based compensation	(13,378)	(47,345)
Loss on disposal of property and equipment	3,902	1,074
Change in operating assets and liabilities:
Receivables	(5,534)	(15,362)
Merchandise inventories	(96,808)	(116,478)
Prepaid expenses and other current assets	(5,541)	(9,888)
Income taxes	18,673	53,397
Accounts payable	29,396	32,444
Accrued liabilities	14,215	13,789
Deferred rent	53,627	44,540
Other assets and liabilities	170	—

Net cash provided by operating activities	327,725	239,001

Investing activities
Purchases of property and equipment	(226,024)	(188,578)

Net cash used in investing activities	(226,024)	(188,578)

Financing activities
Repurchase of common shares	(37,337)	—
Dividend paid	—	(62,482)
Excess tax benefits from stock-based compensation	13,378	47,345
Stock options exercised	21,890	31,530
Common stock repurchased	(631)	(79)

Net cash (used in) provided by financing activities	(2,700)	16,314

Net increase in cash and cash equivalents	99,001	66,737
Cash and cash equivalents at beginning of period	320,475	253,738

Cash and cash equivalents at end of period	$419,476	$320,475

Exhibit 5

Ulta Salon, Cosmetics & Fragrance, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

We report our results in accordance with accounting principles generally accepted in the United States (“GAAP”). We also review certain financial measures excluding impacts of items that are not indicative of our core operations (“non-GAAP”).

	February 1, 2014			February 2, 2013
	Reported (GAAP)	Severance Adjustment	As Adjusted (Non-GAAP)	Reported (GAAP)	53rd Week Adjustment	As Adjusted (Non-GAAP)	As Adjusted Growth
	(Unaudited)			(Unaudited)

Sales	2,670,573	—	$2,670,573	2,220,256	(55,116)	$2,165,140	23.3%
Net income per common share:
Basic	3.17	0.01	3.18	2.73	(0.05)	2.68	18.7%
Diluted	3.15	0.01	3.16	2.68	(0.05)	2.63	20.2%

Exhibit 6

Ulta Salon, Cosmetics & Fragrance, Inc.

2013 Store Expansion

Fiscal 2013	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter	550	28	2	576
2nd Quarter	576	33	0	609
3rd Quarter	609	55	0	664
4th Quarter	664	11	0	675

Fiscal 2013	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Gross square feet for stores closed during the quarter	Total gross square feet at end of the quarter
1st Quarter	5,847,393	298,083	24,077	6,121,399
2nd Quarter	6,121,399	355,046	0	6,476,445
3rd Quarter	6,476,445	569,555	0	7,046,000
4th Quarter	7,046,000	112,286	0	7,158,286